

<ARTICLE>                                           7
<CIK>                    0000054473
<NAME>                   Kansas City Life Insurance Company
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                              DEC-31-1999
<PERIOD-START>                                 JAN-01-1999
<PERIOD-END>                                   MAR-31-1999
<DEBT-HELD-FOR-SALE>                           $2,074,156
<DEBT-CARRYING-VALUE>                             115,522
<DEBT-MARKET-VALUE>                               121,807
<EQUITIES>                                        105,930
<MORTGAGE>                                        322,555
<REAL-ESTATE>                                      85,335
<TOTAL-INVEST>                                  2,825,095
<CASH>                                             58,347
<RECOVER-REINSURE>                                118,999
<DEFERRED-ACQUISITION>                            218,944
<TOTAL-ASSETS>                                  3,578,786
<POLICY-LOSSES>                                   825,518
<UNEARNED-PREMIUMS>                                     0
<POLICY-OTHER>                                     35,822
<POLICY-HOLDER-FUNDS>                           1,866,811
<NOTES-PAYABLE>                                         0
<PREFERRED-MANDATORY>                                   0
<PREFERRED>                                             0
<COMMON>                                           23,121
<OTHER-SE>                                        538,649
<TOTAL-LIABILITY-AND-EQUITY>                    3,578,786
<PREMIUMS>                                         38,068
<INVESTMENT-INCOME>                                49,274
<INVESTMENT-GAINS>                                    309
<OTHER-INCOME>                                     31,170
<BENEFITS>                                         67,625
<UNDERWRITING-AMORTIZATION>                        10,475
<UNDERWRITING-OTHER>                                2,024
<INCOME-PRETAX>                                    17,592
<INCOME-TAX>                                        5,150
<INCOME-CONTINUING>                                12,442
<DISCONTINUED>                                          0
<EXTRAORDINARY>                                         0
<CHANGES>                                               0
<NET-INCOME>                                       12,442
<EPS-PRIMARY>                                        1.00
<EPS-DILUTED>                                        1.00
<RESERVE-OPEN>                                          0
<PROVISION-CURRENT>                                     0
<PROVISION-PRIOR>                                       0
<PAYMENTS-CURRENT>                                      0
<PAYMENTS-PRIOR>                                        0
<RESERVE-CLOSE>                                         0
<CUMULATIVE-DEFICIENCY>                                 0


<F1> Debt  securities  held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.

<F2> Debt  securities  represent  FASB  115  held  to  maturity  fixed  maturity securities, and do not include trading securities or securities available for sale.

<F3> Equity  securities  include equity  securities  that are available for sale under FASB 115.

<F4> Real Estate includes real estate joint ventures.

<F5> Policyholder funds include  accumulated  contract values as defined by FASB
     97, dividend and coupon accumulations and other policyowner funds.

<F6> Underwriting expenses - other reprsenet amortization of the value of purchased insurance in force.


